Exhibit 99.1

Vroom Reports Second Quarter 2020 Results

Vroom Delivers Ahead of Growth Plan

Ecommerce Unit Sales Up 74%

NEW YORK – August 12, 2020 – Vroom, Inc. (NASDAQ:VRM), a leading e-commerce platform for buying and selling used vehicles, today announced financial results for the second quarter ended June 30, 2020 (“Q2 2020”).

HIGHLIGHTS OF SECOND QUARTER 2020

•	6,713 Ecommerce units sold, 1,110 TDA units sold, 3,259 Wholesale units sold
•	Revenue of $253.1 million
•	Gross profit of $7.6 million
•	Adjusted EBITDA of $(39.0) million(a)
•	Loss from operations of $(41.4) million
•	Adjusted loss from operations of $(40.1) million(a)
•	Net loss of $(63.2) million
•	Non-GAAP net loss of $(40.7) million(a)
•	Net loss per share of $(2.00)
•	Non-GAAP net loss per share, as adjusted of $(0.34)(a)

(a) See section entitled “Non-GAAP Measures” for adjustment details and reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.

Paul Hennessy, Chief Executive Officer of Vroom, commented: “I am pleased with our results for the second quarter, in which we performed substantially ahead of our growth plan, and I am encouraged by both the continued validation of the Vroom model and the performance of our employees in a tough environment. During the course of this single quarter, we managed through significant swings in demand and numerous operational challenges brought on by the COVID-19 pandemic. In response to the drop in demand and uncertainty around vehicle pricing early in the pandemic, we chose to de-risk the business by significantly reducing our inventory during the first half of the quarter. As demand increased and pricing became more stable through the second half of the quarter, we pivoted to start rebuilding inventory and continue to do so. These lower inventory levels prevented us from fulfilling all of the demand that materialized in the second half of the quarter. We believe we continue to be well positioned to navigate the challenges presented by the COVID-19 crisis and take advantage of shifting consumer buying and selling patterns in favor of ecommerce.”

SECOND QUARTER 2020 FINANCIAL DISCUSSION

All financial comparisons are on a year-over-year basis unless otherwise noted.

Ecommerce Results

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2020	Change	% Change	2019	2020	Change	% Change
	(in thousands, except unit data and average days to sale)				(in thousands, except unit data and average days to sale)
Ecommerce units sold	3,856	6,713	2,857	74.1%	7,043	14,643	7,600	107.9%
Ecommerce revenue:
Vehicle revenue	$118,569	$170,460	$51,891	43.8%	$207,199	$396,065	$188,866	91.2%
Product revenue	2,384	5,108	2,724	114.3%	3,609	12,675	9,066	251.2%
Total ecommerce revenue	$120,953	$175,568	$54,615	45.2%	$210,808	$408,740	$197,932	93.9%
Ecommerce gross profit:
Vehicle gross profit	$4,911	$2,111	$(2,800)	(57.0)%	$9,440	$8,811	$(629)	(6.7)%
Product gross profit	2,384	5,108	2,724	114.3%	3,609	12,675	9,066	251.2%
Total ecommerce gross profit	$7,295	$7,219	$(76)	(1.0)%	$13,049	$21,486	$8,437	64.7%
Average vehicle selling price per ecommerce unit	$30,749	$25,393	$(5,356)	(17.4)%	$29,419	$27,048	$(2,371)	(8.1)%
Gross profit per ecommerce unit:
Vehicle gross profit per ecommerce unit	$1,274	$314	$(960)	(75.4)%	$1,340	$602	$(738)	(55.1)%
Product gross profit per ecommerce unit	618	761	143	23.1%	512	866	354	69.1%
Total gross profit per ecommerce unit	$1,892	$1,075	$(817)	(43.2)%	$1,852	$1,468	$(384)	(20.7)%
Ecommerce average days to sale	64	66	2	3.1%	64	67	3	4.7%

Ecommerce Units

Ecommerce units sold increased 74.1% to 6,713. Average monthly unique visitors to our website increased 59.1% to 999,899.

Ecommerce Revenue

Ecommerce revenue increased 45.2% to $175.6 million.

•

Ecommerce Vehicle revenue increased 43.8% to $170.5 million. The increase in ecommerce Vehicle revenue was primarily attributable to the increase in ecommerce units sold, partially offset by a decrease in the average selling price per unit, which decreased from $30,749 to $25,393.

•

Ecommerce Product revenue increased 114.3% to $5.1 million.  The increase in ecommerce Product revenue was primarily attributable to the increase in ecommerce units sold, and further increased by an improvement in ecommerce Product revenue per unit, which increased from $618 to $761 per unit.

Ecommerce Gross Profit

Ecommerce gross profit was flat year-over-year at $7.2 million.

•

Ecommerce Vehicle gross profit decreased 57.0% to $2.1 million. The decrease in ecommerce Vehicle gross profit was primarily attributable to a $960 decrease in ecommerce Vehicle gross profit per unit as a result of pricing actions taken in the beginning of the quarter in response to declines in demand related to COVID-19.

•

Ecommerce Product gross profit increased 114.3% to $5.1 million. The increase in ecommerce Product gross profit was primarily attributable to the increase in ecommerce units sold, and further increased by an improvement in ecommerce Product gross profit per unit, which increased from $618 to $761 per unit.

Ecommerce Gross Profit per Unit

Ecommerce gross profit per unit decreased 43.2% to $1,075.

•	Ecommerce Vehicle gross profit per unit decreased 75.4% to $314.
•	Ecommerce Product gross profit per unit increased 23.1% to $761.

Results by Segment

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2019	2020	Change	% Change	2019	2020	Change	% Change
	(in thousands)				(in thousands)
Units:
Ecommerce	3,856	6,713	2,857	74.1%	7,043	14,643	7,600	107.9%
TDA	2,792	1,110	(1,682)	(60.2)%	6,162	4,145	(2,017)	(32.7)%
Wholesale	5,396	3,259	(2,137)	(39.6)%	10,626	7,944	(2,682)	(25.2)%
Total units	12,044	11,082	(962)	(8.0)%	23,831	26,732	2,901	12.2%

Revenue:
Ecommerce	$120,953	$175,568	$54,615	45.2%	$210,808	$408,740	$197,932	93.9%
TDA	85,413	26,604	(58,809)	(68.9)%	178,497	113,628	(64,869)	(36.3)%
Wholesale	54,531	50,921	(3,610)	(6.6)%	106,651	106,497	(154)	(0.1)%
Total revenue	$260,897	$253,093	$(7,804)	(3.0)%	$495,956	$628,865	$132,909	26.8%
Gross profit:
Ecommerce	$7,295	$7,219	$(76)	(1.0)%	$13,049	$21,486	$8,437	64.7%
TDA	6,101	931	(5,170)	(84.7)%	12,179	6,346	(5,833)	(47.9)%
Wholesale	449	(543)	(992)	(220.9)%	629	(1,838)	(2,467)	(392.2)%
Total gross profit	$13,845	$7,607	$(6,238)	(45.1)%	$25,857	$25,994	$137	0.5%
Gross profit per unit:
Ecommerce	$1,892	$1,075	$(817)	(43.2)%	$1,852	$1,468	$(384)	(20.7)%
TDA	$2,088	$778	$(1,310)	(62.7)%	$1,907	$1,477	$(430)	(22.5)%
Wholesale	$83	$(167)	$(250)	(301.2)%	$59	$(231)	$(290)	(491.5)%
Total gross profit per unit	$1,150	$686	$(464)	(40.3)%	$1,085	$972	$(113)	(10.4)%

Total Units

Total units sold decreased 8.0% to 11,082.

•	Ecommerce units sold increased 74.1% to 6,713.
•	TDA units sold decreased 60.2% to 1,110 due to government mandated “stay at home” orders and other disruptions related to the COVID-19 pandemic in the Houston area.
•	Wholesale units sold decreased 39.6% to 3,259 primarily due to a reduction of wholesale grade units purchased from consumers during the early stage of the COVID-19 pandemic.

Total Revenue

Total revenue decreased 3.0% to $253.1 million.

•	Ecommerce revenue increased 45.2% to $175.6 million as discussed above.
•	TDA revenue decreased 68.9% to $26.6 million. TDA revenue decreased primarily due to the decrease in TDA units sold and a lower average selling price per unit, which decreased from $29,310 to $23,114.

•

Wholesale revenue decreased 6.6% to $50.9 million. The decrease in wholesale revenue was primarily attributable to the decrease in wholesale units sold, partially offset by a higher average selling price per wholesale unit, which increased from $10,106 to $15,625, primarily driven by the sale of un-reconditioned retail vehicles through wholesale auctions in the early stage of the COVID-19 pandemic.

Total Gross Profit

Total gross profit decreased 45.1% to $7.6 million.

•	Ecommerce gross profit was flat year-over-year at $7.2 million, as discussed above.
•

TDA gross profit decreased 84.7% to $0.9 million. TDA gross profit decreased in part due to a decrease in TDA gross profit per unit of $1,310, primarily as a result of pricing actions taken in the beginning of the quarter in response to declines in demand related to COVID-19 and due to the decrease in TDA units sold.

•

Wholesale gross profit decreased 220.9% to a loss of $0.5 million. Wholesale gross profit decreased primarily due to a decrease in wholesale gross profit per unit of $250 and the decrease in wholesale units sold.

Total Gross Profit per Unit

Total gross profit per unit decreased 40.3% to $686.

•	Ecommerce gross profit per unit decreased 43.2% to $1,075.
•	TDA gross profit per unit decreased 62.7% to $778.
•	Wholesale gross profit per unit decreased 301.2% to a loss of $167.

SG&A

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2020	Change	% Change	2019	2020	Change	% Change
	(in thousands)				(in thousands)
Compensation & benefits	$17,476	$20,618	$3,142	18.0%	$32,968	$40,940	$7,972	24.2%
Marketing expense	12,736	11,573	(1,163)	(9.1)%	19,836	29,488	9,652	48.7%
Outbound logistics	2,650	5,470	2,820	106.4%	4,944	11,261	6,317	127.8%
Occupancy and related costs	2,985	2,267	(718)	(24.1)%	5,271	4,964	(307)	(5.8)%
Professional fees	3,227	1,465	(1,762)	(54.6)%	5,880	3,924	(1,956)	(33.3)%
Other	4,618	6,518	1,900	41.1%	11,376	15,714	4,338	38.1%
Total selling, general & administrative expenses	$43,692	$47,911	$4,219	9.7%	$80,275	$106,291	$26,016	32.4%

Selling, general and administrative expenses increased 9.7% to $47.9 million. The increase was primarily due to a $3.1 million increase in compensation and benefits and a $2.8 million increase in outbound logistics costs. These increases were offset by a $1.8 million decrease in professional fees and a $1.2 million decrease in marketing expense.

Loss from Operations and Net Loss

Loss from operations increased 32.0% to $41.4 million and includes $4.1 million of stock-based compensation expense, of which $1.3 million is one-time expense accelerated by our IPO.

Net loss increased 89.6% to $63.2 million, and includes $1.3 million of a one-time, IPO-related acceleration of non-cash stock-based compensation expense and a $21.3 million one-time, IPO-related non-cash revaluation of a preferred stock warrant.

Non-GAAP Measures

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance: EBITDA, Adjusted EBITDA, Adjusted loss from operations, Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense and we calculate Adjusted EBITDA as EBITDA adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense and the one-time, IPO related non-cash revaluation of a preferred stock warrant. We calculate Adjusted loss from operations as operating loss adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense and we calculate Non-GAAP net loss as net loss adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense and the one-time, IPO related non-cash revaluation of a preferred stock warrant. The following table presents a reconciliation of the Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, for each of the periods presented.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because EBITDA and Adjusted EBITDA facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
	(in thousands)		(in thousands)
Net loss	$(33,340)	$(63,228)	$(60,479)	$(104,287)
Adjusted to exclude the following:
Interest expense	3,388	1,297	6,106	4,123
Interest income	(1,415)	(715)	(3,264)	(2,671)
Provision (benefit) for income taxes	(29)	52	74	105
Depreciation and amortization expense	1,557	1,089	3,146	2,059
EBITDA	$(29,839)	$(61,505)	$(54,417)	$(100,671)
One-time IPO related acceleration of non-cash stock-based compensation	—	1,262	—	1,262
One-time IPO related non-cash revaluation of preferred stock warrant	—	21,260	—	20,470
Adjusted EBITDA	$(29,839)	$(38,983)	$(54,417)	$(78,939)

Adjusted loss from operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
	(in thousands)		(in thousands)
Loss from operations	$(31,348)	$(41,387)	$(57,452)	$(82,346)
Add: One-time IPO related acceleration of non-cash stock based compensation	—	1,262	—	1,262
Adjusted loss from operations	$(31,348)	$(40,125)	$(57,452)	$(81,084)

Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
	(in thousands, except share and per share amounts)
Net loss	$(33,340)	$(63,228)	$(60,479)	$(104,287)
Accretion of redeemable convertible preferred stock	(25,879)	—	(43,843)	—
Net loss attributable to common stockholders	$(59,219)	$(63,228)	$(104,322)	$(104,287)
Add: One-time IPO related acceleration of non-cash stock based compensation	—	1,262	—	1,262
Add: One-time IPO related non-cash revaluation of preferred stock warrant	—	21,260	—	20,470
Non-GAAP net loss	$(59,219)	$(40,706)	$(104,322)	$(82,555)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	8,580,150	31,599,497	8,579,539	20,035,476

Net loss per share, basic and diluted	$(6.90)	$(2.00)	$(12.16)	$(5.21)
Impact of one-time IPO related acceleration of non-cash stock based compensation	-	0.04	-	0.07
Impact of one-time IPO related non-cash revaluation of preferred stock warrant	-	0.67	-	1.02
Non-GAAP net loss per share, basic and diluted	$(6.90)	$(1.29)	$(12.16)	$(4.12)
Non-GAAP net loss per share, as adjusted, basic and diluted(a)	$(0.28)	$(0.34)	$(0.51)	$(0.70)

(a) Non-GAAP net loss per share, as adjusted, has been computed to give effect to, as of the beginning of each period presented (i) the shares of common stock issued in connection with our IPO and (ii) the automatic conversion of all outstanding shares of redeemable convertible preferred stock into shares of common stock that occurred upon the consummation of our IPO. The computation of Non-GAAP net loss per share, as adjusted, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
	(in thousands, except share and per share amounts)
Non-GAAP net loss	$(59,219)	$(40,706)	$(104,322)	$(82,555)
Add: Accretion of redeemable convertible preferred stock	25,879	—	43,843	—
Non-GAAP net loss, as adjusted	$(33,340)	$(40,706)	$(60,479)	$(82,555)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	8,580,150	31,599,497	8,579,539	20,035,476
Add: unweighted adjustment for common stock issued in connection with IPO	24,437,500	24,437,500	24,437,500	24,437,500
Add: unweighted adjustment for conversion of redeemable convertible preferred stock in connection with IPO	85,533,394	85,533,394	85,533,394	85,533,394
Less: Adjustment for the impact of the above items already included in weighted-average number of shares outstanding for the periods presented	—	(22,960,956)	—	(11,480,478)
Weighted-average number of shares outstanding used to compute net loss per share, as adjusted, basic and diluted	118,551,044	118,609,435	118,550,433	118,525,892

Non-GAAP net loss per share, as adjusted, basic and diluted	$(0.28)	$(0.34)	$(0.51)	$(0.70)

Financial Outlook

We expect another quarter of significant year-over-year growth in ecommerce unit sales and revenue for Q3 2020 and improvement in total ecommerce gross profit per unit. For Q3 2020, we expect the following results and comparisons on a year-over-year basis:

•Ecommerce unit sales of 8,500-8,800, average total revenue per unit of $23,500 and average gross profit per unit of $1,600-$1,700.

•TDA unit sales of 1,400-1,600, average total revenue per unit of $23,500 and average gross profit per unit of $1,000-$1,100.

•Wholesale unit sales of 3,500-4,500, average revenue per unit of $10,000 and average gross profit per unit of $100-$200.

•Total revenue of $268 million -$290 million.

•Total gross profit of $16 million-$18 million.

•Net loss per share of $(0.42)-$(0.37).

Prior to our IPO, our shares outstanding primarily consisted of shares of redeemable convertible preferred stock, which automatically converted to shares of common stock upon the consummation of our IPO. In addition, all warrants outstanding were exercised upon the IPO or shortly thereafter, and certain stock-based compensation shares were issued or vested upon the IPO. We expect the following number of GAAP weighted average shares outstanding for the remainder of 2020:

	Quarter	YTD
Q3 2020	119,342,000	53,138,000
Q4 2020	119,441,000	69,713,000

These estimates exclude any shares potentially issuable under stock-based compensation plans.

The foregoing estimates are forward-looking statements that reflect the Company’s expectations as of August 12, 2020 and are subject to substantial uncertainty. See “Forward-Looking Statements” below.

Conference Call & Webcast Information

Vroom management will discuss these results and other information regarding the Company during a conference call and audio webcast Wednesday, August 12, 2020 at 5:00 p.m. ET.

The conference call can be accessed via telephone by dialing 1-833-519-1297 (or 914-800-3868 for international access) and entering the conference ID 8738028. A live audio webcast will also be available at ir.vroom.com. An archived webcast of the conference call will be accessible on the website within 48 hours of its completion.

About Vroom (NASDAQ: VRM)

Vroom is an innovative, end-to-end ecommerce platform that offers a better way to buy and a better way to sell used vehicles. The Company’s scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and contact-free, at-home pick-up and delivery. For more information visit www.vroom.com.

Investor Relations:

Vroom

Allen Miller

investors@vroom.com

Media Contact:

Moxie Communications Group

Alyssa Galella

vroom@moxiegrouppr.com

(562) 294-6261

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations for future results of operations. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Quarterly report on Form 10-Q for the quarter ended June 30, 2020 which is available on our Investor Relations website at  ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

VROOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of December 31,	As of June 30,
	2019	2020
ASSETS
Current Assets:
Cash and cash equivalents	$217,734	$651,035
Restricted cash	1,853	21,853
Accounts receivable, net of allowance of $789 and $1,135, respectively	30,848	15,287
Inventory	205,746	141,063
Prepaid expenses and other current assets	9,149	17,808
Total current assets	465,330	847,046
Property and equipment, net	7,828	9,783
Intangible assets, net	572	297
Goodwill	78,172	78,172
Operating lease right-of-use assets	—	15,437
Other assets	11,485	12,472
Total assets	$563,387	$963,207
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$18,987	$20,133
Accrued expenses	38,491	40,898
Vehicle floorplan	173,461	109,783
Deferred revenue	17,323	15,488
Operating lease liabilities, current	—	4,640
Other current liabilities	11,572	13,115
Total current liabilities	259,834	204,057
Operating lease liabilities, excluding current portion	—	11,750
Other long-term liabilities	3,073	1,965
Total liabilities	262,907	217,772
Commitments and contingencies (Note 8)
Redeemable convertible preferred stock, $0.001 par value; 86,123,364 and 10,000,000 shares authorized as of December 31, 2019 and June 30, 2020, respectively; 83,568,628 and zero shares issued and outstanding as of December 31, 2019 and June 30, 2020, respectively	874,332	—
Stockholders’ (deficit) equity:
Common stock, $0.001 par value; 113,443,854 and 500,000,000 shares authorized as of December 31, 2019 and June 30, 2020, respectively; 8,650,922 and 119,336,588 shares issued and outstanding as of December 31, 2019 and June 30, 2020, respectively	8	119
Additional paid-in-capital	—	1,424,675
Accumulated deficit	(573,860)	(679,359)
Total stockholders’ (deficit) equity	(573,852)	745,435
Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$563,387	$963,207

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
Revenue:
Retail vehicle, net	$200,402	$196,150	$379,152	$504,862
Wholesale vehicle	54,531	50,921	106,651	106,497
Product, net	5,491	5,736	9,236	16,780
Other	473	286	917	726
Total revenue	260,897	253,093	495,956	628,865
Cost of sales	247,052	245,486	470,099	602,871
Total gross profit	13,845	7,607	25,857	25,994
Selling, general and administrative expenses	43,692	47,911	80,275	106,291
Depreciation and amortization	1,501	1,083	3,034	2,049
Loss from operations	(31,348)	(41,387)	(57,452)	(82,346)
Interest expense	3,388	1,297	6,106	4,123
Interest income	(1,415)	(715)	(3,264)	(2,671)
Revaluation of preferred stock warrant	60	21,260	142	20,470
Other income, net	(12)	(53)	(31)	(86)
Loss before provision (benefit) for income taxes	(33,369)	(63,176)	(60,405)	(104,182)
Provision (benefit) for income taxes	(29)	52	74	105
Net loss	$(33,340)	$(63,228)	$(60,479)	$(104,287)
Accretion of redeemable convertible preferred stock	(25,879)	—	(43,843)	—
Net loss attributable to common stockholders	$(59,219)	$(63,228)	$(104,322)	$(104,287)
Net loss per share attributable to common stockholders, basic and diluted	$(6.90)	$(2.00)	$(12.16)	$(5.21)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	8,580,150	31,599,497	8,579,539	20,035,476

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2019	2020
Operating activities
Net loss	$(60,479)	$(104,287)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,146	2,059
Amortization of debt issuance costs	179	375
Stock-based compensation expense	1,536	4,700
Loss on disposal of property and equipment	764	—
Provision for inventory obsolescence	1,889	(1,564)
Revaluation of preferred stock warrant	142	20,470
Other	—	632
Changes in operating assets and liabilities:
Accounts receivable	(14,544)	14,863
Inventory	(76,209)	66,247
Prepaid expenses and other current assets	(1,814)	(7,909)
Other assets	(1,488)	(1,285)
Accounts payable	6,501	919
Accrued expenses	7,224	4,714
Deferred revenue	2,664	(1,835)
Other liabilities	2,592	1,905
Net cash (used in) provided by operating activities	(127,897)	4
Investing activities
Purchase of property and equipment	(794)	(3,128)
Net cash used in investing activities	(794)	(3,128)
Financing activities
Repayments of long-term debt	(3,340)	—
Proceeds from vehicle floorplan	420,518	465,663
Repayments of vehicle floorplan	(349,545)	(529,341)
Payment of vehicle floorplan upfront commitment fees	—	(1,125)
Proceeds from the issuance of redeemable convertible preferred stock, net	—	21,694
Repurchase of common stock	(542)	(1,818)
Common stock shares withheld to satisfy employee tax withholding obligations	—	(878)
Proceeds from the issuance of common stock in connection with IPO, net of underwriting discount	—	504,023
Payments of costs related to IPO	—	(1,740)
Proceeds from exercise of stock options	347	13
Other financing activities	268	(66)
Net cash provided by financing activities	67,706	456,425
Net (decrease) increase in cash, cash equivalents and restricted cash	(60,985)	453,301
Cash, cash equivalents and restricted cash at the beginning of period	163,509	219,587
Cash, cash equivalents and restricted cash at the end of period	$102,524	$672,888
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,176	$2,743
Cash paid for income taxes	$209	$—
Supplemental disclosure of non-cash investing and financing activities:
Accretion of redeemable convertible preferred stock	$43,843	$—
Costs related to IPO included in accrued expenses and accounts payable	$—	$5,051
Conversion of redeemable convertible preferred stock warrant to common stock warrant	$—	$21,873
Issuance of common stock as upfront payment to nonemployee	$—	$2,127
Accrued property and equipment expenditures	$101	$611